SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2009 (October 14, 2009)

SIRIUS XM RADIO INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	52-1700207
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          On October 14, 2009, we entered into a new employment agreement (the “Employment Agreement”) with James E. Meyer to continue to serve as our President, Operations and Sales, through May 1, 2013. The Employment Agreement supersedes Mr. Meyer’s existing employment agreement and provides for an initial base salary of $950,000, with specified increases. The Employment Agreement also provides for a lump sum severance payment in an amount equal to (1) Mr. Meyer’s annual base salary plus, (2) the greater of (x) a bonus equal to 60% of his then annual base salary or (y) the prior year’s bonus actually paid to him (the “Designated Amount”) in the case of certain qualifying terminations. In the event Mr. Meyer elects to retire in April 2011, he will receive two times the Designated Amount generally in lieu of any other payments under the Employment Agreement. Our obligation to pay the foregoing amounts are subject to Mr. Meyer’s execution of a valid release of claims against us and his compliance with certain restrictive covenants. We have also agreed to indemnify for any excise taxes that may be imposed on him under Section 280G of the Internal Revenue Code.

          Upon the expiration of the Employment Agreement in May 2013 or following his retirement in April 2011, we have agreed to offer Mr. Meyer a one-year consulting agreement for no additional consideration, other than reimbursement of reasonable out-of-pocket expenses associated with the performance of his obligations under the consulting agreement.

          In connection with the execution of the Employment Agreement, we granted Mr. Meyer an option to purchase 25,184,984 shares of our common stock at an exercise price of $0.5752 per share (the closing sale price of our common stock on the Nasdaq Global Select Market on the date of the Employment Agreement) (the “Option”). The Option will generally vest in four equal installments on each of October 14, 2010, October 14, 2011, October 14, 2012 and October 14, 2013, subject to earlier acceleration or termination under certain circumstances.

          The foregoing description is qualified in its entirety by the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

          (a) Not Applicable.

          (b) Not Applicable.

          (c) Not Applicable.

          (d) Exhibits.

          The Exhibit Index attached hereto is incorporated herein.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM RADIO INC.

By:	/s/ Patrick L. Donnelly

Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: October 16, 2009

EXHIBITS

Exhibit	Description of Exhibit

10.1	Employment Agreement, dated as of October 14, 2009, between Sirius XM Radio Inc. and James E. Meyer